Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Fortress America Acquisition Corporation (the “Company”) on Form 10-QSB/A for the period ending September 30, 2006 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Harvey L. Weiss, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Harvey L. Weiss	Dated: December 15, 2006
Harvey L. Weiss
President and Chief Executive Officer
(Principal Executive and Financial and Accounting Officer)

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